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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRA HEALTH SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 18, 2019

Dear Fellow Stockholders:

        Please join us for the PRA Health Sciences, Inc. Annual Meeting of Stockholders on Monday, June 3, 2019, at 9:00 a.m. EDT at our headquarters at 4131 Parklake Avenue, 6th Floor, Raleigh, North Carolina 27612.

        In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet, we sent stockholders of record at the close of business on April 10, 2019 a Notice of Internet Availability of Proxy Materials on or about April 18, 2019. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

        Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

        Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

        Thank you for your continued support of PRA Health Sciences, Inc.

Sincerely,
Colin Shannon President, Chief Executive Officer and Chairman of the Board of Directors

PROXY VOTING METHODS

        If at the close of business on April 10, 2019, you were a stockholder of record or held shares through a broker or nominee, you may vote your shares by proxy on the Internet, by telephone or by mail. For shares held of record or through a broker or nominee, you may also vote in person at the Annual Meeting of Stockholders on June 3, 2019. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and in the manners described on page 4 of the Proxy Statement.

        If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 2, 2019 to be counted.

To vote by proxy:

BY INTERNET

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  Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

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  You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials ("Notice") or your proxy card.

BY TELEPHONE

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  From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

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  You will need the 16-digit number included on your Notice or your proxy card.

BY MAIL

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  If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice.

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  When you receive the proxy card, mark your selections on the proxy card.

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  Date and sign your name exactly as it appears on your proxy card.

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  Mail the proxy card in the enclosed postage-paid envelope that will be provided to you.

To vote in person:

        If you plan to attend the Annual Meeting and vote in person, you must present a form of personal identification (such as a driver's license) along with your Notice, proxy card or proof of ownership (and if your shares are held in street name, a bank or brokerage account statement as proof of ownership). You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or nominee) giving you the right to vote the shares.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

PRA HEALTH SCIENCES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. EDT on June 3, 2019
PLACE	PRA Health Sciences, Inc. 4131 Parklake Avenue, 6th Floor, Raleigh, North Carolina 27612
ITEMS OF BUSINESS	1.	To elect the two Class II director nominees listed herein.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.
	3.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
	4.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 10, 2019.
VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,
Michael J. Bonello Corporate Secretary

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,
on or about April 18, 2019.

i

PRA HEALTH SCIENCES, INC.
4130 Parklake Avenue, Suite 400
Raleigh, NC 27612
Telephone: (919) 786-8200

PROXY STATEMENT
Annual Meeting of Stockholders
June 3, 2019
9:00 a.m. EDT

GENERAL INFORMATION

Why am I being provided with these materials?

        We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of PRA Health Sciences, Inc. (the "Company") of proxies to be voted at our Annual Meeting of Stockholders to be held on June 3, 2019 (the "Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. On or about April 18, 2019, we have either (1) delivered to you a Notice of Internet Availability of Proxy Materials ("Notice") and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

What am I voting on?

        There are three proposals scheduled to be voted on at the Annual Meeting:

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  Proposal No. 1: Election of the two Class II director nominees listed in this Proxy Statement (the "director nominee proposal").

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  Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 (the "auditor ratification proposal").

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  Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (the "say-on-pay proposal").

Who is entitled to vote?

        Stockholders as of the close of business on April 10, 2019 (the "Record Date") may vote at the Annual Meeting. As of that date, there were 65,661,062 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

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  Held directly in your name as "stockholder of record" (also referred to as "registered stockholder");

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  Held for you in an account with a broker, bank or other nominee (shares held in "street name")—street name holders generally cannot vote their shares directly and instead must instruct the broker or nominee how to vote their shares; and

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  Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

        The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and shares represented by "broker non-votes" (as described below) are counted as present and entitled to vote for purposes of determining a quorum.

What is a "broker non-vote" and how does it affect voting on each item?

        A broker non-vote occurs if you hold your shares in street name, do not provide voting instructions to your broker on a proposal, and your broker does not have discretionary authority to vote on such proposal. In such circumstances the organization that holds your shares may generally vote on "routine" matters, but cannot vote on "non-routine" matters. Proposal No. 1 (the director nominee proposal) and Proposal No. 3 (the say-on-pay proposal) are considered non-routine matters and a broker will lack the authority to vote shares at its discretion on such proposals. Proposal No. 2 (the auditor ratification proposal) is considered a routine matter and a broker will be permitted to exercise its discretion on that proposal.

How many votes are required to approve each proposal?

        With respect to Proposal No. 1 (the director nominee proposal), all elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the two director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

        For any other proposal being considered at the Annual Meeting, approval of the proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

        With respect to Proposal No. 3 (the say-on-pay proposal), because your vote is advisory, it will not be binding upon our Board, will not overrule any decision by our Board and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

How are votes counted?

        With respect to Proposal No. 1 (the director nominee proposal), you may vote "FOR" or "WITHHOLD" with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal No. 1.

        With respect to each of Proposal No. 2 (the auditor ratification proposal) and Proposal No. 3 (the say-on-pay proposal), you may vote "FOR," "AGAINST" or "ABSTAIN".

        For each of Proposal No. 2 (the auditor ratification proposal) and Proposal No. 3 (the say-on-pay proposal), abstentions will be counted as votes "AGAINST" such proposal. Broker non-votes will have no effect on the outcome of Proposal No. 3 (the say-on-pay proposal).

Who will count the vote?

        Representatives of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

        Our Board recommends that you vote your shares:

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  "FOR" each of the Class II director nominees to the Board set forth in this Proxy Statement.

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  "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

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  "FOR" the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

        If you just sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the Board's recommendations.

How do I vote my shares without attending the Annual Meeting?

        If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

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  By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

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  By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

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  By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

        If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on June 2, 2019 for the voting of shares held by stockholders of record or held in street name.

        Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 2, 2019.

How do I vote my shares in person at the Annual Meeting?

        First, as discussed below, you must satisfy the requirements for admission to the Annual Meeting. Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice or proxy card on or about the same time?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

May I change my vote or revoke my proxy?

        Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and/or revoke your proxy by:

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  Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than June 2, 2019;

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  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on June 2, 2019;

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  Submitting a properly signed proxy card with a later date that is received no later than June 2, 2019; or

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  Attending the Annual Meeting, revoking your proxy and voting in person.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

        You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of PRA Health Sciences, Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting and what can I bring with me?

        Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        At the date we began printing this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes. Jeffrey T. Barber and Linda S. Grais, M.D. constitute a class with a term that expires at the Annual Meeting of Stockholders in 2019 (the "Class II Directors"); Alexander G. Dickinson, James C. Momtazee and Colin Shannon constitute a class with a term that expires at the Annual Meeting of Stockholders in 2020 (the "Class III Directors"); and Max C. Lin and Matthew P. Young constitute a class with a term that expires at the Annual Meeting of Stockholders in 2021 (the "Class I Directors").

        On the recommendation of the Nominating Committee, the Board of Directors has considered and nominated the following slate of Class II nominees for a three-year term expiring in 2022: Jeffrey T. Barber and Linda S. Grais, M.D. Action will be taken at the Annual Meeting for the election of these two Class II nominees.

        Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this Proxy Statement intend to vote the proxies held by them for the election of Jeffrey T. Barber and Linda S. Grais, M.D. If any of these two nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2019

        The following information describes the offices held, other business directorships and the class and term of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under "Ownership of Securities" below.

Class II—Nominees for Term Expiring in 2022

Name	Age	Principal Occupation and Other Information
Jeffrey T. Barber	66	A director of the Company since November 2014, Mr. Barber is a Managing Director with Fennebresque & Co., a Charlotte, North Carolina-based investment banking firm, where he focuses on healthcare and technology. Mr. Barber joined Fennebresque & Co. in 2009 after retiring from PricewaterhouseCoopers where he worked for 31 years and served as the Managing Partner of the Raleigh office for 14 years. Mr. Barber previously served on the boards of directors and as chair of the audit committees of Ply Gem Holdings, Inc. from January 2010 through November 2018, SciQuest, Inc. from March 2010 through July 2016 and LipoScience, Inc. from June 2013 through November 2014. He also has served on the Board of Trustees of Blue Cross and Blue Shield of North Carolina since January 2009. Mr. Barber holds a B.S. in Accounting from the University of Kentucky.
Linda S. Grais, M.D.	62

A director of the Company since October 2015, Dr. Grais served as a member of the board of directors of Ocera Therapeutics, Inc. from January 2008 through December 2017 and as President and Chief Executive Officer of Ocera Therapeutics, Inc. from June 2012 to December 2017. Prior to her employment by Ocera, Dr. Grais served as a managing member at InterWest Partners, a venture capital firm from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. She currently serves on the boards of directors of Zosana Pharma Company and Arca Biopharma, Inc. and sits on the compensation and audit committees of Arca Biopharma, Inc. Dr. Grais received a B.A. from Yale University, an M.D. from Yale Medical School and a J.D. from Stanford Law School.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

        The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under "Ownership of Securities" below.

Class III—Directors Whose Term Expires in 2020

Name	Age	Principal Occupation and Other Information
Colin Shannon	59	On January 1, 2010, Mr. Shannon was named PRA's President and Chief Executive Officer and as a director of the Company. He is currently the Chairman of our Board. Mr. Shannon joined PRA in 2007, serving first as President and Chief Operating Officer. Prior to joining PRA, he was Executive Vice President, Global Clinical Operations at Pharmaceutical Product Development, Inc. (now known as Pharmaceutical Product Development LLC) , or PPD. During his 12 year tenure with PPD, he held various leadership roles, including Chief Operating Officer for its European division and Chief Financial and Administration Officer for Europe and the Pacific Rim. Prior to joining PPD, Mr. Shannon had more than 15 years of experience in a variety of financial and accounting positions in the utility and multimedia industries. Mr. Shannon earned his M.B.A. from London's City University and is a fellow member of the Chartered Association of Certified Accountants.
James C. Momtazee	47

A director of the Company since September 2013, Mr. Momtazee is a Member of KKR Management LLC, the general partner of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), Head of the Americas Health Care industry team and a member of the Investment Committee within KKR's Private Equity platform. He previously served on the boards of directors of Jazz Pharmaceuticals plc from 2004 to 2014, HCA Holdings Inc. from 2006 to 2014, Lake Region Medical from 2005 to 2015 and Entellus Medical, Inc. from 2017 to 2018. Prior to joining KKR, Mr. Momtazee was with Donaldson, Lufkin & Jenrette. He holds an A.B. from Stanford University and an M.B.A. from Stanford University Graduate School of Business.

Alexander G. Dickinson	57

A director of the Company since August 2017, Dr. Dickinson is the executive chairman of ChromaCode, a private clinical diagnostics company. Previously Dr. Dickinson was the Senior Vice President of Strategic Initiatives at Illumina, Inc. where his responsibilities included working with national governments and large institutions to develop precision medicine programs for healthcare systems. Earlier he led the team that built Illumina, Inc.'s cloud-based sequencing informatics platform, BaseSpace, now one of the world's largest genomic databases. Dr. Dickinson joined Illumina in 2010 when the company acquired Helixis, a molecular diagnostics company that he led as Chief Executive Officer after co-founding with Caltech Professor Axel Scherer and Nobel Laureate David Baltimore. Dr. Dickinson was previously the founder and Chief Executive Officer of Luxtera, a leading provider of interconnect products for cloud computing that was acquired by Cisco Systems. He began his career as a researcher at AT&T Bell Labs and has been awarded over 40 patents covering a range of inventions including the camera and fingerprint CMOS chip technologies widely used in today's smartphones. Dr. Dickinson holds a Ph.D. from the University of Adelaide, Australia, and an MBA from Columbia University in New York.

Class I—Directors Whose Term Expires in 2021

Name	Age	Principal Occupation and Other Information
Max C. Lin	38	A director of the Company since September 2013, Mr. Lin is a Member of KKR Management, LLC, the general partner of KKR, on the Americas Health Care industry team within KKR's Private Equity platform and sits on KKR's Health Care Strategic Growth Investment Committee. He also serves on the boards of directors of various private health care companies. He previously served on the board of directors of Biomet, Inc. from 2011 to 2015. Prior to joining KKR, Mr. Lin was with Morgan Stanley from 2003 to 2005 where he was involved in a number of mergers, acquisitions and financing transactions. He holds a B.S. and B.A.S. from the University of Pennsylvania and an M.B.A. from Harvard Business School.
Matthew P. Young	49

A director of the Company since February 2015, Mr. Young has served as Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, since March 2014 and was promoted to Executive Vice President in February 2015. Prior to his appointment as CFO he served as Senior Vice President, Corporate Development beginning in April 2013. He also has served on the board of directors and as chairman of the audit committee and has sat on the nominating and corporate governance committee of CytomX Therapeutics since November 2015. Additionally, he has served as the lead independent director of CytomX Therapeutics since December 2018. Prior to joining Jazz Pharmaceuticals, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, Mr. Young served as a managing director in global healthcare of Barclays Capital Inc., where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., and from 2003 to 2007 he served as a managing director of Lehman Brothers Inc. From 1992 to 2003, Mr. Young served in various capacities at other investment banking firms. Mr. Young received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

 THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

        Our Board manages or directs the business and affairs of the Company as provided by Delaware law, and in 2018 conducted its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Engagement with Shareholders

        Our Board and management value the perspectives of our shareholders and work to provide our shareholders with continuous and meaningful engagement. Our CEO and CFO have made outreach to our shareholders and analysts one of their top priorities, and the Board receives that feedback directly and promptly.

        We regularly attend investor conferences and hold one-on-one meetings with shareholders and potential investors throughout the United States as well as overseas. In addition, we have telephonic meetings with shareholders and analysts on a regular basis and review correspondence submitted by shareholders to management and/or the Board. In 2018, we estimate that these outreach efforts resulted in dialogue with shareholders representing over 33% of the Company's common stock, excluding KKR.

Director Independence and Independence Determinations

        Under our Corporate Governance Guidelines and NASDAQ rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

        The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NASDAQ listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com), the Board will consider all relevant facts and circumstances in making an independence determination. The Board's policy is to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

        The Nominating Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of our directors (except for Mr. Shannon) are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of the listing requirements of NASDAQ. Our Board has also determined that Mr. Barber, Dr. Grais and Mr. Young are "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10A-3 thereunder and that Dr. Grais, Mr. Momtazee and Mr. Young are "independent" for purposes of Section 10C(a)(3) of the Exchange Act and Rule 10C-1 thereunder.

Board Structure

        Our bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Shannon serves as Chairman of the Board, President and Chief Executive Officer of the Company. The combined role of Chairman and Chief Executive Officer, in the case of the Company, means that the Chairman of the Board has longstanding experience with the pharmaceutical industry and ongoing executive responsibility for the

Company. In the Board's view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, this enables the Chief Executive Officer to effectively communicate the Board's view to management, thereby ensuring a common purpose. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees and Meetings

        The following table summarizes the current membership of each of the Board's Committees.

	Audit Committee	Compensation Committee	Nominating Committee
Colin Shannon
Jeffrey T. Barber	X, Chair
Alexander G. Dickinson			X, Chair
Linda S. Grais, M.D.	X	X, Chair	X
Max C. Lin
James C. Momtazee		X
Matthew P. Young	X	X

        Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During the year ended December 31, 2018, the Board held seven meetings, the Audit Committee held four meetings and the Compensation Committee held three meetings. The Nominating Committee was established by the Board in 2018, but did not hold any meetings. Each director attended at least 75% of the meetings of the Board and committees of which he or she was a member (held during the period in which he or she was a director and served on any such committee). Mr. Shannon and Mr. Barber attended our 2018 annual meeting of stockholders.

Committee Membership

Audit Committee

        Our Audit Committee currently consists of Mr. Barber, Dr. Grais and Mr. Young, each of whom has been determined to be "independent" consistent with the rules of the Securities and Exchange Commission (the "SEC"), NASDAQ listing rules applicable to boards of directors in general and audit committees in particular, our Corporate Governance Guidelines and the charter of our Audit Committee. Mr. Barber currently serves as Chairperson of our Audit Committee. Our Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including the Company's balance sheet, statement of operations and cash flow statement, pursuant to the requirements of the rules and regulations of NASDAQ. In addition, our Board has determined that Mr. Barber and Mr. Young qualify as "audit committee financial experts" as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Barber's and Mr. Young's qualification based on, among other things, Mr. Barber's tenure as a partner at a national public accounting firm and Mr. Young's experience as a chief financial officer of a global pharmaceuticals company, as well as his tenure in investment banking.

        The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

  •
  carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

  •
  selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

  •
  reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

  •
  reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company's internal controls;

  •
  reviewing the work of our internal audit function; and

  •
  reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public dissemination in accordance with applicable rules and regulations of the SEC.

        On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company's risk management policies and procedures. See "Oversight of Risk Management" below.

Compensation Committee

        Our Compensation Committee currently consists of Dr. Grais, Mr. Momtazee and Mr. Young, each of whom has been determined to be "independent" consistent with the rules of the SEC, NASDAQ listing rules applicable to boards of directors in general and compensation committees in particular, our Corporate Governance Guidelines and the charter of the Compensation Committee. Dr. Grais currently serves as the Chairperson of our Compensation Committee.

        The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

  •
  establishing and reviewing the overall compensation philosophy of the Company;

  •
  reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers' compensation, including annual performance objectives, if any;

  •
  evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

  •
  reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

  •
  considering policies and procedures pertaining to expense accounts of senior executives;

  •
  reviewing and approving, or making recommendations to the Board of Directors with respect to, incentive compensation plans and equity-based plans that are subject to the approval of the

    Board of Directors, and overseeing the activities of the individuals responsible for administering those plans;

  •
  reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company's stockholders;

  •
  reviewing and making recommendations to the Board of Directors, or approving, all equity-based awards, including pursuant to the Company's equity-based plans;

  •
  monitoring compliance by executives with the rules and guidelines of the Company's equity-based plans; and

  •
  reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits it to delegate any or all of its authority to one or more subcommittees. It also permits the Compensation Committee to delegate to one or more officers of the Company the authority to make awards under the Company's incentive-compensation or other equity-based plan to any non-Section 16 officer of the Company, subject to compliance with the plan and the laws of the state of the Company's incorporation.

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. On October 20, 2015, the Compensation Committee engaged the services of Pearl Meyer & Partners, LLC ("Pearl Meyer") as an independent compensation consultant to provide advice to the Compensation Committee related to the Company's executive and non-employee director compensation programs.

        None of the Company's management participated in the Compensation Committee's decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chairperson between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company's executive officers.

        Pearl Meyer provides various executive compensation services to the Compensation Committee with respect to the Company's executive officers and other key employees pursuant to a written consulting agreement with the Compensation Committee. The services Pearl Meyer provides under the agreement include advising the Compensation Committee on the principal aspects of the Company's executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of the Company's program design and the Company's award values in relation to its performance.

        The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent under the rules of the SEC and NASDAQ in providing executive compensation consulting services. The Compensation Committee conducted a review of its relationship with Pearl Meyer in April 2019 and determined that Pearl Meyer's work for the Compensation Committee had not raised any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act and by the SEC and NASDAQ.

Nominating Committee

        Our Nominating Committee currently consists of Mr. Dickinson and Dr. Grais, each of whom has been determined to be "independent" consistent with the rules of the SEC, NASDAQ listing rules, our Corporate Governance Guidelines and the charter of the Nominating Committee. Mr. Dickinson currently serves as the Chairperson of our Nominating Committee.

        The duties and responsibilities of the Nominating Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

  •
  establishing criteria for the selection of new directors;

  •
  identifying and recommending to the Board individuals to be nominated as directors;

  •
  evaluating candidates for nomination to the Board, including those recommended by stockholders;

  •
  conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates;

  •
  considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

  •
  reviewing and recommending the composition and size of the Board;

  •
  recommending members of the Board to serve on the committees of the Board and to serve as chairpersons of such committees; and

  •
  periodically reviewing the charter, composition and performance of each committee of the Board and making recommendations to the Board for the creation of additional committees or the elimination of committees of the Board.

Oversight of Risk Management

        Our Chief Executive Officer and other executive officers are responsible for day-to-day risk management of the Company and our Board oversees management's activities through both the full Board and its committees. Our executive officers regularly report to the non-executive directors, the Audit Committee and the Compensation Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board oversees general business and market risk management, our Audit Committee oversees risk management with respect to financial statements, accounting, financial controls and compliance with legal and regulatory requirements and our Compensation Committee oversees risk management with respect to our compensation plans, policies and procedures. Internal audit reports functionally and administratively to our Chief Financial Officer and directly to the Audit Committee.

        With respect to cybersecurity, our Board receives updates from the appropriate executives on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the Board, who are all independent directors, are regularly scheduled throughout the year. At each of these meetings, the non-management directors in attendance determine which member will preside at such session.

Committee Charters and Corporate Governance Guidelines

        Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

        Our Corporate Governance Guidelines, our Audit, Compensation and Nominating Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at 4130 Parklake Avenue, Suite 400, Raleigh, North Carolina 27612.

Code of Conduct

        We maintain a Code of Conduct that is applicable to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive amendments to the Code of Conduct or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

        The Code of Conduct may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com.

        As described in our Code of Conduct, the Company's directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company's directors, officers and employees is available 24 hours a day, seven days a week. Directors, officers and employees may also report integrity concerns via the Web. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

        The Nominating Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating Committee also assesses the size, composition and combined expertise of the current Board. When evaluating a person for nomination for election to the Board, the qualifications and skills considered by the Nominating Committee, include, but are not limited to, whether or not the person will qualify as a director who is "independent" under applicable laws and regulations, including applicable NASDAQ rules; whether the person is qualified under applicable laws and regulations to serve as a director of the Company; whether the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director; the contribution that the person can make to the Board, with consideration being given to the person's business experience, education and such other factors as the

Nominating Committee may consider relevant; the character and integrity of the person; and the director qualification standards in our Corporate Governance Guidelines.

        In addition, although the Nominating Committee considers diversity of viewpoints, background and experiences, neither the Board nor the Nominating Committee has a formal diversity policy. In identifying prospective director candidates, the Nominating Committee may use multiple sources, including its member's contacts and referrals from other directors, members of management, the Company's advisors and executive search firms. The Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness.

        The stockholders agreement described below under "Transactions with Related Persons" provides that KKR has the right to nominate to our Board a number of designees approximately equal to the percentage of voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors collectively beneficially owned by KKR. Currently, one director (Mr. Momtazee) serves on our Board as a designee of KKR pursuant to the stockholders agreement.

        In connection with their annual evaluation of a slate of nominees, the Nominating Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

        When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committee focused primarily on each person's background and experience as reflected in the information discussed in each of the directors' individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once appointed, directors serve until they resign or are removed by the stockholders.

        In particular, the Nominating Committee considered the following important characteristics: (i) Mr. Momtazee is an appointee of KKR pursuant to the stockholders agreement and has significant financial, investment and operational experience from overseeing the businesses of portfolio companies of KKR; (ii) Mr. Lin has served on the boards of a diverse group of companies, has significant financial, investment and operational experience as a Member of KKR's Americas Health Care team and Health Care Strategic Growth Investment Committee and experience advising several companies, including companies in the healthcare industry; (iii) Mr. Shannon, our Chief Executive Officer, has more than 20 years of experience in our industry, having held leadership roles of increasing responsibility at PPD for twelve years before joining our Company; (iv) Mr. Barber was a partner at PricewaterhouseCoopers for 20 years and has extensive experience with multi-national companies in the healthcare and technology industries; (v) Mr. Young is chief financial officer of Jazz Pharmaceuticals plc and has extensive financial and investment experience from that position, as well as nearly 20 years of experience in investment banking; (vi) Dr. Grais was president and chief executive officer of Ocera Therapeutics, Inc. and has extensive experience in the healthcare field as a physician, attorney, and biotechnology entrepreneur; and (vii) Dr. Dickinson is executive chairman of ChromaCode and has a strong background in technology and informatics.

        This process resulted in the Nominating Committee's recommendation of, and the Board of Directors' subsequent nomination of, the two incumbent directors named in this Proxy Statement and proposed for election by stockholders at the Annual Meeting.

        The Nominating Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, 4130 Parklake Avenue, Suite 400, Raleigh, North Carolina 27612. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled "Stockholder Proposals for the 2020 Annual Meeting."

Communications with the Board

        As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation or Nominating Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 4130 Parklake Avenue, Suite 400, Raleigh, North Carolina 27612, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Corporate Responsibility and Sustainability

        Corporate responsibility and sustainability play an important role in our business, operating strategies and long-term value creation for our stockholders, customers and employees. A key goal of our sustainability initiatives is to capture the defining features and value drivers of our organization and develop a clear vision of ensuring ongoing excellence in those areas. We believe that strong environmental, social and governance (ESG) programs and practices are critical to attracting the best talent, executing our strategies, maintaining a robust supplier base and innovating to develop cost-effective solutions that meet our customers' evolving realities.

        We are committed to conducting operations and activities in a manner that provides and maintains safe and healthful working conditions, protects the environment and conserves natural resources, and adheres to ethical research practices. In meeting this commitment, we have adopted a sustainability policy that applies to all PRA employees, officers and directors and documented our progress against these initiatives in a sustainability report. Our sustainability policy and report may be found on the Sustainability page of the "About PRA" section on our website at www.prahs.com. Under the policy, these parties are expected to report any incidents in which the policy is not being upheld and to address nonconformities in a prompt and reasonable manner. PRA also encourages suppliers and research organizations with which it collaborates to align operating practices with the objectives of the policy. We are also committed to the continual improvement of our environmental management systems and our environmental, health and safety programs and to the prevention of pollution. Consistent with this commitment, our sustainability policy requires, among other things, the following:

  •
  We will provide a working environment that is compliant, healthy and safe for all employees, visitors and contractors throughout our business, and we will continuously improve health and safety performance in all of our operations.

  •
  We will maintain a workplace that is free of harassment, intimidation and unlawful discrimination.

  •
  We will strive to minimize adverse effects of our operations on the community and environment and we will implement programs to conserve water and reduce waste, energy usage and greenhouse gas emissions.

  •
  We will adhere to ethical standards that promote and ensure respect for all human subjects and protect their health and rights.

  •
  We will strive to ensure that although the goal of clinical studies is generating new knowledge to improve the health and quality of life for people all over the world, this goal can never take precedence over the rights and interests of individual research volunteers.

        In addition, we have built effective partnerships with our suppliers and utilize transparent corporate governance and leadership practices. We recognize the importance of ESG considerations and are firmly committed to conducting the Company's business in a responsible manner.

        In 2017, we established sustainability goals to align with selected Sustainable Development Goals introduced by the United Nations in 2015. These goals serve as a blueprint for our operational sustainability efforts, as well as some of our key employee engagement and philanthropic activities. These goals include, but are not limited to:

  •
  increasing our low-cost and no-cost support of nonprofit organizations researching neglected tropical diseases;

  •
  improving HIV research infrastructure in Africa;

  •
  engaging with government health authorities of developing countries in which we operate to provide nonproprietary health risk data, tools, and analytical models supporting those countries' disease preparedness;

  •
  increasing female representation in our senior leadership positions; and

  •
  scaling up efforts to develop scientific research and development experts in PRA's workforce and talent pipeline.

Executive Officers of the Company

        Set forth below is certain information regarding our current executive officer and our former executive officers who no longer provide services to the Company. Mr. Shannon's biographical information is presented under "Class III—Directors Whose Term Expires in 2020."

Name	Age	Principal Occupation and Other Information
Michael J. Bonello	49	Mr. Bonello has served as Executive Vice President and Chief Financial Officer of the Company since May 2018. Mr. Bonello previously served as Senior Vice President, Accounting and Corporate Controller for the Company, after having joined the Company in 2008. Prior to joining the Company, Mr. Bonello held positions with Cree, Inc., where he was Director of Finance/Corporate Controller, and Genworth Financial (formerly GE Mortgage Insurance Corporation) where he served as Vice President, Domestic Controller and Global Reporting Leader. Mr. Bonello also served for seven years in the audit practice at PricewaterhouseCoopers, LLP. He received a BBA with a concentration in accounting from St. Bonaventure University.
Linda Baddour	60

Ms. Baddour joined PRA in 2007 as Executive Vice President and Chief Financial Officer and retired as Chief Financial Officer effective May 1, 2018 and as Executive Vice President effective September 30, 2018. Before joining PRA, Ms. Baddour was Chief Financial Officer at PPD from 2002 to 2007, Chief Accounting Officer from 1997 to 2002 and Corporate Controller from 1995 to 1997. Ms. Baddour earned her M.B.A. from the University of North Carolina at Wilmington and is also a Certified Public Accountant.

David W. Dockhorn, Ph.D.	58

Mr. Dockhorn joined PRA in 1997 as Vice President of Operations and Regional Director of our Lenexa, Kansas operations. In September 2007, Mr. Dockhorn was named Executive Vice President, Product Registration—The Americas and in January 2012 he was named Executive Vice President and Corporate Compliance Officer, roles he held until he retired from PRA effective March 30, 2018. Before joining PRA, Mr. Dockhorn worked for International Medical Technical Consultants, Inc., a CRO acquired by PRA in 1997. Mr. Dockhorn received his Ph.D. in neuroscience from Texas Tech University.

 PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Following its annual evaluation of its independent registered public accounting firm, the Audit Committee considered whether there should be a rotation of such a firm and decided to appoint Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte has served as our independent registered accounting firm since December 20, 2013, and the Audit Committee and the Board believe that the continued retention of Deloitte as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

        Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        Representatives of Deloitte are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

        The shares represented by your proxy will be voted for the ratification of the selection of Deloitte unless you specify otherwise.

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, the "Deloitte Group") for the audit of our financial statements for 2018 and 2017 and fees billed for other services rendered for those periods:

	2018	2017
Audit fees(1)	$4,002,883	$3,276,719
Audit-related fees(2)	80,000	398,254
Tax fees(3)	315,310	563,621
All other fees(4)	1,895	2,534

Total:	$4,400,088	$4,241,128

(1)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by the Deloitte Group for the audit of the Company's annual financial statements, review of the Company's quarterly financial statements, statutory audit services, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC, including the related consents and comfort letters issued to underwriters. The fees are for services that are normally provided by the Deloitte Group in connection with statutory or regulatory filings or engagements. The 2017 audit fees include additional costs related to the acquisition of

  Symphony Health Solutions Corporation and a secondary offering and the 2018 audit fees include additional costs related to a secondary offering.

(2)
Includes fees billed by the Deloitte Group for financial and tax due diligence assistance and other services related to mergers and acquisitions activity in each of the last two fiscal years.

(3)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by the Deloitte Group for tax compliance, tax advice and tax planning.

(4)
Includes the aggregate fees recognized in each of the last two fiscal years for services provided by the Deloitte Group, other than those services described above.

        The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte's independence and concluded that it was.

        Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

 PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 25 to 41. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

        The text of the resolution in respect of Proposal No. 3 is as follows:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As discussed in the Compensation Discussion and Analysis, our executive compensation objectives are to attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy; to create and maintain our long-term equity value; to reward senior management in a manner aligned with our financial performance; and to align senior management's interests with our equity owners' long-term interests through equity participation and ownership. In considering their vote, stockholders may wish to review with care the information on the Company's compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee on pages 11 to 12.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 REPORT OF THE AUDIT COMMITTEE

        The directors who serve on the Audit Committee are all "independent" in accordance with the NASDAQ listing standards and the applicable SEC rules and regulations. The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of "The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee." During 2018, the Audit Committee fulfilled all of its responsibilities under its charter that were effective during 2018.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Deloitte has continuously been retained to serve as our independent registered public accounting firm since 2013 and, after consideration, was selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. In determining whether to reappoint Deloitte as the Company's independent auditor, the Audit Committee took into consideration many factors, including: the historical and recent performance of the independent auditor on the audit; the auditor's professional qualifications; the adequacy of the auditor's staffing; the breadth of knowledge, support and expertise of the auditor's national office; the quality of the Company's ongoing discussions with the auditor; external data, including recent Public Company Accounting Oversight Board ("PCAOB") reports on the independent auditor and its peer firms; and the appropriateness of fees.

        Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards adopted by the PCAOB. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Jeffrey T. Barber, Chairperson Linda S. Grais, M.D. Matthew P. Young

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our equity compensation plans as of December 31, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	4,641,600	$62.29	1,967,485
Equity compensation plan not approved by security holders	—	—	—

Total	4,641,600		1,967,485

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Compensation Committee of the Board of Directors:

Linda S. Grais, M.D., Chairperson James C. Momtazee Matthew P. Young

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our executive compensation plan is designed to attract and retain individuals with qualifications to manage and lead our Company, as well as to motivate them to contribute to the achievement of our financial goals and ultimately create and grow our equity value. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

        Our named executive officers (the "NEOs") for 2018 are:

  •
  Colin Shannon, our President and Chief Executive Officer ("CEO");

  •
  Michael J. Bonello, our Executive Vice President and Chief Financial Officer ("CFO");

  •
  Linda Baddour, our former Executive Vice President and CFO; and

  •
  David W. Dockhorn, Ph.D., our former Executive Vice President and Corporate Compliance Officer.

        Mr. Dockhorn retired from his position effective March 30, 2018 and assisted the Company in transitioning his responsibilities to our other officers prior to the date of his departure. Ms. Baddour retired as CFO effective May 1, 2018 but remained as an executive vice president of the Company and special advisor to the CEO to assist the Company in transitioning her responsibilities to Mr. Bonello through September 30, 2018.

Executive Compensation Objectives and Philosophy

        Our primary executive compensation objectives are to:

  •
  attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy, who engage in a collaborative approach and who possess the ability to execute our business strategy in an industry characterized by competitiveness, growth and a challenging business environment;

  •
  create and maintain our long-term equity value;

  •
  reward senior management in a manner aligned with our financial performance; and

  •
  align senior management's interests with our equity owners' long-term interests through equity participation and ownership.

        To achieve our objectives, we deliver executive compensation through a combination of the following components:

  •
  base salary;

  •
  bonuses which are tied to Company financial performance and individual contributions;

  •
  long-term incentive compensation;

  •
  broad-based employee benefits;

  •
  executive medical benefits; and

  •
  severance benefits.

        Our total executive compensation plan is inclusive of base salaries and other benefits and perquisites, including severance benefits, which are designed to attract and retain senior management talent. We also use discretionary annual cash incentive compensation and long-term equity incentives to ensure a performance-based delivery of pay that aligns, as closely as possible, the rewards of our NEOs with the long-term interests of our equity-owners while enhancing executive retention.

Compensation Determination Process

  The Role of the Compensation Committee

        Our Compensation Committee is responsible for making all executive compensation decisions. The Compensation Committee is responsible for determining the compensation of our CEO and reviews and approves compensation of other executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with Company performance and stockholder interests, provide competitive pay opportunities dependent on Company performance, retain talent, create optimal stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.

  The Role of Management

        Our CEO and CFO work closely with the Compensation Committee in managing our executive compensation program and they attend meetings of the Compensation Committee. Because of their daily involvement with the executive team, our CEO and CFO make recommendations to the Compensation Committee regarding compensation for the executive officers other than themselves. Our CEO and CFO do not participate in discussions with the Compensation Committee regarding their own compensation.

  The Role of the Compensation Consultant

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors as it deems necessary or advisable to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers. As described elsewhere in this Proxy Statement, the Compensation Committee has engaged Pearl Meyer to provide advice to the Compensation Committee related to the Company's executive and non-employee director compensation programs. In February 2018, Pearl Meyer provided a review of our non-employee director compensation program relative to the director compensation levels and practices within our peer group consisting of the 16 companies listed below (the "Peer Group"), as well as information regarding potential changes to our non-employee director compensation program. The Peer Group consists of the following 16 companies:

  Akorn, Inc.
  Albany Molecular Research Inc.
  Bio-Rad Laboratories, Inc.
  Bruker Corp.
  Catalent, Inc.
  Charles River Laboratories Intl., Inc.
  Concordia International Corp. (f/k/a Concordia Healthcare Corp.)
  Horizon Pharma plc
  ICON plc
  Impax Laboratories Inc.
  IQVIA Holdings Inc.
  Syneos Health, Inc.
  PAREXEL International Corp.
  PerkinElmer Inc.
  The Medicines Co.
  West Pharmaceutical Services, Inc.

        In February 2018, Pearl Meyer also provided a review of the terms of the Company's 2014 Omnibus Incentive Plan (the "2014 Plan") and the Company's prior equity grant practices. In connection with such review, Pearl Meyer made recommendations regarding potential plan changes that could be made with respect to the new incentive plan the Company was looking to implement in 2018, as well as the size of the total share authorization for such new plan. Additionally, Pearl Meyer conducted an assessment of the Company's long-term incentive program relative to the Peer Group with respect to both total share authorization and utilization and long-term incentive vehicle prevalence, mix and design characteristics in February 2018 (the "Pearl Meyer LTI Report"). Our Compensation Committee took the Pearl Meyer LTI Report into account in determining to grant equity awards to our NEOs in 2018.

        Lastly, in April 2018, Pearl Meyer presented its analysis of market compensation packages for CFOs (the "Pearl Meyer CFO Report"). In addition to data regarding CFOs of the Peer Group, three published or private compensation surveys were also utilized in the Pearl Meyer CFO Report and comparisons to CFOs at similarly sized companies were made. The Board took the Pearl Meyer CFO Report into account in determining Mr. Bonello's compensation package in connection with his appointment as CFO.

Say-on-Pay

        At our annual meeting of stockholders in May 2018, the compensation of our named executive officers reported in our 2018 proxy statement was approved by 94.5% of the votes cast. The Compensation Committee believes this affirms our stockholders' support of our approach to executive compensation and that significant changes were not warranted. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our NEOs. The Company currently intends to hold such votes annually.

Compensation Elements

        The following is a discussion and analysis of each component of our executive compensation program.

  Base Salary

        Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer's base salary should reflect such executive's performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job.

        Base salaries may be adjusted from time to time based upon the Compensation Committee's assessment of each executive officer's individual performance and the Company's overall budgetary guidelines. In addition, base salaries may be adjusted in connection with promotions or increased responsibilities or to maintain competitiveness within the market. In April 2018, in connection with his appointment as CFO, and considering the base salaries of comparable individuals using the Pearl Meyer CFO Report, the Board set Mr. Bonello's base salary at $425,000, effective May 1, 2018. In June 2018, our Compensation Committee reviewed Mr. Shannon's base salary and determined to increase his base salary from $910,000 to $950,000, effective July 1, 2018, after assessing his performance. In April 2018, the Board determined to decrease Ms. Baddour's base salary from $478,000 to $239,000 effective as of May 1, 2018 in connection with her retirement as CFO. There was no change to the base salary of Mr. Dockhorn during 2018.

  Bonuses

  Terms and Conditions of Discretionary Annual Bonuses Under the Management Incentive Plan

        We maintain the Management Incentive Plan (the "MIP") pursuant to which we award annual discretionary bonuses to our executive officers, including our NEOs, and other employees who are eligible to participate in the MIP. Our Board, together with the Compensation Committee, directly links the amount of the annual cash bonuses we pay to our corporate financial performance for the particular year. For each of the NEOs, their target bonus opportunity was originally set forth in his or her employment agreement, although such targets may be adjusted from time to time by the Compensation Committee. The actual amount of each bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target amount.

        The Board establishes performance goals for our corporate performance after considering our financial results from the prior year and the annual operating budget for the coming year. It uses these performance goals to establish a target for the Company-wide bonus pool. We believe that tying the NEOs' bonuses to Company-wide performance goals encourages collaboration across the executive leadership team. We attempt to establish the performance target for the Company-wide bonus pool at a challenging level that is reasonably attainable if we meet our performance goals. After the completion of the relevant fiscal year, the Compensation Committee evaluates the Company's corporate financial performance in relation to such performance goals and then evaluates the extent to which the MIP bonus pool should be funded.

        If the performance objectives set by the Board are met, the bonus pool will be set at the target amount that was set in the annual operating budget, subject to the Compensation Committee's discretion as discussed below. If our performance exceeds the performance objectives, the bonus pool amount can be increased at the discretion of the Compensation Committee. If we do not meet the budgeted performance objectives, the bonus pool amount can be decreased at the discretion of the Compensation Committee. The actual bonus amounts allocated to the bonus pool for the entire Company are ultimately determined by the Compensation Committee in its discretion taking into account the achievement of the performance objectives, qualitative factors and management's recommendations.

        After determining the funding level of the MIP, the Compensation Committee, together with input from Messrs. Shannon and Bonello for all executive participants except for themselves, then determines the amounts of the individual performance bonuses awarded to participants in the MIP, with the size of such amounts based on the target dollar values set by the Company for each participant compared to the total funding of the MIP bonus pool and individual performance. Our Compensation Committee, in its discretion, together with input from Messrs. Shannon and Bonello for all executive participants except for themselves, evaluates the performance of each individual participant's performance and contributions to the Company as a whole to decide the amount of cash bonus awarded pursuant to the MIP. The Compensation Committee considers a number of factors, including:

  •
  the performance of the executive;

  •
  past awards to the executive;

  •
  strategic positioning of the Company;

  •
  the effective management of expenses;

  •
  the effective management of risk;

  •
  demonstration of leadership, teamwork and innovation; and

  •
  the extent of accomplishment of the Company's business plan.

        The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees nor precludes the payment of an award but is considered by the Compensation Committee as one of several factors in light of the other factors noted and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure.

        The NEOs' target bonus opportunities under the MIP are expressed as either a percentage of base salary or as a dollar value, each of which may be increased or decreased in the Compensation Committee's discretion based on individual performance and contribution to our performance once the funding amount of the MIP is determined. For our NEOs, their target bonus opportunities were originally set in each of their employment agreements as described below. Our Compensation Committee regularly reviews these target amounts to ensure they are appropriate and while reviewing these target amounts the Compensation Committee does not follow a formula but rather uses certain factors as general background information prior to determining the target bonus opportunity rates for our NEOs. The Compensation Committee sets these rates based on each participating executive's experience in her or his role with us and the level of responsibility held by each executive, which the Compensation Committee believes directly correlates to her or his ability to influence corporate results.

        In evaluating performance goals for fiscal 2018, the Board determined that the funding of the MIP bonus pool for senior executives, including our NEOs, and other employees who are eligible to participate in the MIP, should be made based on internal measures of the Company's financial performance, including measures related to an adjusted net income goal established in the Company's annual operating budget, which is among the criteria used by management to gauge operating performance from period to period, as well as earnings per share goals. When Mr. Bonello was appointed as CFO in May 2018, the Board set his target bonus amount by considering the target bonus amounts of comparable individuals using the Pearl Meyer CFO Report as a reference. Additionally, in June 2018, our Compensation Committee reviewed the target bonus amount of Mr. Shannon and increased his target bonus amount due to the increase in his base salary, since his target bonus amount is a percentage of base salary. The Compensation Committee used a guideline target bonus opportunity for fiscal year 2018 of $570,000 for Mr. Shannon (which reflected 60% of his base salary in effect at the end of 2018) and $225,000 for Mr. Bonello. Ms. Baddour and Mr. Dockhorn were not eligible to receive bonuses for fiscal year 2018 due to their respective retirements in 2018.

        In early 2019, the Compensation Committee reviewed our performance with respect to our financial objectives to determine the funding of the MIP bonus pool for fiscal year 2018. The Compensation Committee determined to fund the MIP at $21.5 million to be distributed to all participants in the MIP.

        On the basis of the achievement of performance goals for our corporate performance after considering our financial results and stockholder returns, including earnings per share, from the prior year and the need to provide compensation packages at a level necessary to attract and retain key executive talent, the Compensation Committee determined to award discretionary cash bonuses to the NEOs under the MIP based on their individual performance and contributions toward the achievement of these results. The Compensation Committee determined to award discretionary bonus amounts equal to $570,000 and $250,000, respectively, to Messrs. Shannon and Bonello. The 2018 bonuses awarded to our NEOs are set forth in the "—Summary Compensation Table" below.

  Long-Term Incentive Compensation

        Prior to our IPO, our management employees, including our NEOs, were granted long-term incentive awards. We believe that the NEO's long-term compensation should be directly linked to the value we deliver to our stockholders. Equity awards to the NEOs are designed to provide long-term incentive opportunities over a period of several years and promote long-term retention of key executives. In 2018, the Company granted our NEOs a combination of stock options and restricted stock awards. Previously stock options have been our preferred equity award because the options will not have any value unless the underlying shares of common stock appreciate in value following the grant date. Accordingly, awarding stock options causes more compensation to be "at risk" and further aligns our executive compensation with our long-term profitability and the creation of stockholder value. In 2018, we added a restricted stock component to our executive compensation in order to support retention objectives. The PRA Health Sciences, Inc. 2018 Stock Incentive Plan (the "2018 Plan") also permits us to grant other types of equity-based awards, such as restricted stock units, stock appreciation rights, and other stock-based awards, including performance-based awards.

  Equity Award Grants

        On April 26, 2018, in connection with his appointment as CFO, the Board granted 80,000 non-qualified stock options and 18,000 shares of restricted stock to Mr. Bonello. On August 16, 2018, in connection with the Company's 2018 annual equity grant program and upon the recommendation of the Compensation Committee, the Board granted 90,000 non-qualified stock options and 30,000 shares of restricted stock to Mr. Shannon. The stock options vest 25% on each anniversary of the grant date, subject to the NEO's continued employment through the applicable vesting date. The stock options have a ten-year term, subject to continued employment, and the related grant agreements contain restrictive covenants on the NEOs. The exercise price is equal to the closing trading price on the day of grant. The shares of restricted stock granted to Mr. Shannon cliff vest on the third anniversary of the grant date, subject to his continued employment through the applicable vesting date. 12,000 of the shares of restricted stock granted to Mr. Bonello vest on the second anniversary of the grant date and the remaining 6,000 shares of restricted stock vest on the third anniversary of the grant date, subject to his continued employment through the applicable vesting date. The grant agreements related to these restricted stock awards made to the NEOs also contain restrictive covenants. The determinations of the amounts and vehicle mix of these equity award grants were made using the information provided in the Pearl Meyer LTI Report as a reference, however, overall company performance, long-term retention goals and each NEO's overall compensation package, prior equity grants and past and anticipated future contributions to our business were also taken into account. The table below entitled "—Outstanding Equity Awards at 2018 Fiscal Year End" describes the material terms of these awards and other equity awards made in past fiscal years to our NEOs. Neither Ms. Baddour nor Mr. Dockhorn received any equity award grants in 2018.

  Modification of Pre-IPO Long-Term Incentives

        In connection with the secondary offering in August 2018, the transfer restrictions with respect to all of the options granted to each of our NEOs under the 2013 Stock Incentive Plan for Key Employees of Pinnacle Holdco Parent, Inc. and its subsidiaries (the "2013 Plan Options") were released by the Compensation Committee. The release of the transfer restrictions by the Compensation Committee resulted in incremental fair value calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) ("Topic 718") that must be reported as additional compensation in fiscal year 2018 under the SEC's disclosure rules. This incremental fair value is reported below in the "Summary Compensation Table" and the "2018 Grants of Plan-Based Awards" table.

  Clawback

        Pursuant to award agreements issued under the 2014 Plan and the 2018 Plan, the Company may recoup and/or cancel any equity-based compensation awarded to a recipient, including our NEOs, under the following circumstances:

  •
  unauthorized disclosure of confidential or proprietary information;

  •
  engaging in activity that would be grounds for termination of employment for cause; or

  •
  breach of any restrictive covenant.

        Additionally, under the 2014 Plan, the Company may recoup and/or cancel any equity-based compensation awarded to a recipient that commits fraud or engages in conduct contributing to any financial restatements or irregularities.

        Subject to the discretion and approval of the Board of Directors, the Company will, to the extent permitted by law, seek to recover the amount of equity-based compensation paid or payable to a recipient in excess of the amount that would have been paid based on a financial restatement, mistake in calculations or other administrative error.

  Broad-Based Employee Benefits

        We provide to all our U.S.-based employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

  •
  a 401(k) savings plan; and

  •
  medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts.

  Terms and Conditions of 401(k) Plan

        Our U.S. eligible employees, including our NEOs, participate in our 401(k) plan. Enrollment in the 401(k) plan is automatic for employees who meet eligibility requirements unless they decline participation. Under the 401(k) plan, we match a maximum of 50% of the first 6% of a participant's salary contributions to the 401(k) plan beginning six months from the participant's date of hire. Matching contributions vest progressively over an initial five year period, after which all prior and future matching contributions are fully vested. The maximum contribution to the 401(k) plan is 100% of an employee's annual eligible compensation, subject to regulatory and plan limitations.

  Perquisites

        We provide our NEOs with modest perquisites consistent with competitive practices. In 2018, the NEOs were eligible for participation in a supplemental executive medical reimbursement plan, which provides reimbursement for medical, dental, vision, prescription and other eligible expenses not covered by our standard insurance plans.

        We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. These benefits and perquisites are reflected in the All Other Compensation column of the "Summary Compensation Table" and the accompanying footnote in accordance with SEC rules.

  Severance Arrangements

        Our Board believes that severance protections can play a valuable role in attracting and retaining the talent necessary for our long-term success. Severance payments and other termination benefits are an effective way to offer executives financial security to offset the risk of foregoing an opportunity with another company. Consistent with our objective of using severance payments and benefits to attract and retain executives, we generally provide each NEO with amounts and types of severance payments and benefits that we believe will permit us to attract and/or continue to employ the individual NEO.

        Under the terms of their employment agreements, each NEO is entitled to severance benefits if his or her employment is terminated without "cause" by the Company or if the NEO resigns with "good reason" (each as defined in the employment agreements). Additionally, Mr. Dockhorn was entitled to severance benefits upon his death or disability. The severance payments are contingent upon the affected executive's execution of a release and waiver of claims and continued compliance with non-competition, non-solicitation and confidentiality provisions. See the narrative section entitled "Severance Arrangements and Restrictive Covenants" following the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" table for descriptions of these arrangements.

  Anti-Hedging Policy

        Our policies prohibit the hedging of our common stock by all executives, employees and non-employee directors.

Employment Agreements

        For retention purposes, we have entered into employment agreements with our NEOs. A full description of the material terms of these agreements is presented below in the sections entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards" and "Severance Arrangements and Restrictive Covenants."

Summary Compensation Table

        The following table sets forth all compensation paid to or accrued by our NEOs for services rendered for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All other Compensation ($)(5)	Total ($)
Colin Shannon	2018	930,000	570,000	3,073,200	3,277,975	19,050	7,870,225
President and Chief Executive	2017	892,500	546,000	—	4,494,109	18,900	5,951,509
Officer	2016	746,500	345,000	—	4,123,355	39,029	5,253,884
Michael J. Bonello	2018	390,000	250,000	1,525,680	2,295,180	19,050	4,479,910
Executive Vice President and
Chief Financial Officer
Linda Baddour	2018	258,917	—	—	54,395	15,543	328,855
Former Executive Vice	2017	469,000	225,000	—	1,523,849	16,056	2,233,905
President and Chief	2016	436,000	150,000	—	2,409,513	15,702	3,011,215
Financial Officer
David W. Dockhorn	2018	98,485	—	—	—	11,007	109,492
Former Executive Vice	2017	392,500	50,000	—	1,602,895	19,128	2,064,523
President and Corporate	2016	377,900	100,000	—	1,084,130	18,378	1,580,408
Compliance Officer

(1)
Amounts in this column reflect actual salary earned during fiscal year presented.

(2)
Amounts represent discretionary cash bonuses paid to our NEOs pursuant to our MIP in consideration of the services they performed in each of the years presented. Neither Ms. Baddour nor Mr. Dockhorn were eligible for a bonus for fiscal year 2018 due to their respective retirements.

(3)
For 2018, amounts included in this column reflect the aggregate grant date fair value of restricted stock awards calculated in accordance with Topic 718. The assumptions applied in determining the fair value of the awards are discussed in Note 11 to our audited consolidated financial statements for the year ended December 31, 2018. See "Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation."

(4)
For 2018, amounts included in this column reflect (a) the incremental fair value calculated in accordance with Topic 718 as a result of a modification of the transfer restrictions on certain portions of the vested and exercisable 2013 Plan Options as of the date of the secondary offering in August 2018 and (b) the aggregate grant date fair value of option awards calculated in accordance with Topic 718. The assumptions applied in determining the fair value of the awards are discussed in Note 11 to our audited consolidated financial statements for the year ended December 31, 2018. See "Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation."

(5)
For 2018, amounts represent (i) the value of matching contributions to each NEO's 401(k) plan account in the amount of $8,250 for each of Messrs. Shannon, Bonello and Dockhorn and Ms. Baddour and (ii) the premiums paid for the supplemental executive medical reimbursement plan for each NEO in the amounts of $10,800, $10,800, $2,757 and $7,293 for Messrs. Shannon, Bonello and Dockhorn and Ms. Baddour, respectively.

Grants of Plan-Based Awards in 2018

        The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2018 and provides information relating to the incremental fair value computed in connection with modifications to the NEOs' 2013 Plan Options during 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Colin Shannon	8/9/18	—		128,447		11.73	84,775	(2)
	8/16/18	—		90,000	(1)	102.44	3,193,200	(3)
	8/16/18	30,000	(1)	—		—	3,073,200	(3)
Michael J. Bonello	8/9/18	—		16,940		11.73	11,180	(2)
	4/26/18	—		80,000	(1)	81.61	2,284,000	(3)
	4/26/18	18,000	(1)	—		—	1,525,680	(3)
Linda Baddour	8/9/18	—		82,417		11.73	54,395	(2)

(1)
Amounts shown reflect grants of stock options and restricted stock in 2018. For information regarding awards of stock options and restricted stock made to our NEOs, see "Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation."

(2)
Represents the incremental fair value computed as of the modification date in connection with Topic 718 with respect to the 2013 Plan Options for which the transfer restrictions were modified in connection with the Company's secondary offering in August 2018.

(3)
Reflects the aggregate grant date fair value of equity awards granted in 2018 determined in accordance with Topic 718, utilizing the assumptions discussed in Note 11 to our audited consolidated financial statements for the year ended December 31, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

        This section describes the employment agreements in effect for our NEOs as of the end of fiscal year 2018. Under the terms of their employment agreements, each NEO is entitled to severance benefits following certain terminations of employment. See the narrative section entitled "Severance Arrangements and Restrictive Covenants" following the "Potential Payments to Named Executive

Officers Upon Termination of Employment or Change in Control" table for descriptions of these arrangements.

  Terms and Conditions of Employment Agreement for Colin Shannon

        In connection with the expiration of Mr. Shannon's prior employment agreement, we entered into a new employment agreement with Mr. Shannon, effective as of July 1, 2018 (the "Shannon Agreement"), to continue to serve as our President and CEO and to nominate him for re-election as a member of our Board of Directors during the term of the Shannon Agreement. The Shannon Agreement provided for an initial annual base salary of $950,000 and an annual target bonus of 60% of such base salary based upon achievement of specific performance goals and objectives to be established by the Compensation Committee. Mr. Shannon's base salary is subject to annual review for possible merit increases, as our Compensation Committee deems appropriate.

  Terms and Conditions of Employment Agreement for Michael J. Bonello

        In connection with his promotion to serve as our Executive Vice President and Chief Financial Officer, we entered into an employment agreement with Mr. Bonello, effective as of May 1, 2018 (the "Bonello Agreement"). The Bonello Agreement provided for an initial annual base salary of $425,000 and an initial annual target bonus of $225,000 based upon achievement of specific performance goals and objectives to be established by the Compensation Committee. Mr. Bonello's base salary and target bonus are subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate.

  Terms and Conditions of Employment Agreement for Linda Baddour

        Effective as of June 5, 2015, we entered into a new employment agreement with Ms. Baddour (the "Baddour Agreement") to continue to serve as our Executive Vice President and Chief Financial Officer for a term of four years. The Baddour Agreement provided for an initial annual base salary and an initial annual target bonus based upon achievement of performance goals and objectives. Ms. Baddour's base salary and target bonus were subject to periodic review for possible merit increases, as our Compensation Committee deemed appropriate. Ms. Baddour voluntarily retired as Chief Financial Officer effective May 1, 2018 but remained an Executive Vice President of the Company through September 30, 2018 to assist in the transition of her responsibilities.

  Terms and Conditions of Transition Services Agreement for Linda Baddour

        In connection with Ms. Baddour's retirement, we entered into a Transition Services Agreement with Ms. Baddour dated as of April 25, 2018 (the "TSA"). Under the terms of the TSA, Ms. Baddour relinquished her title of CFO as of May 1, 2018, but continued to be employed as Executive Vice President pursuant to the terms of the Baddour Agreement until September 30, 2018, subject to certain modifications. Such modifications included a reduction in her work schedule and a reduction in her salary to an annualized rate of $239,000. Additionally, pursuant to the TSA, Ms. Baddour was not eligible to receive a bonus for fiscal year 2018.

  Terms and Conditions of Employment Agreement for David W. Dockhorn

        Effective as of March 1, 2009, we entered into an employment and non-competition agreement with Mr. Dockhorn (the "Dockhorn Agreement") to serve as our Executive Vice President for a term of two years with automatic one-year term renewals, unless terminated with at least 90 days written notice from either Mr. Dockhorn or us. The Dockhorn Agreement provided for an initial annual base salary and an initial annual target bonus based upon achievement of performance goals and objectives. Mr. Dockhorn's base salary and target bonus were subject to periodic review for possible merit increases, as our Compensation Committee deemed appropriate. Mr. Dockhorn voluntarily retired from the Company effective March 30, 2018.

Outstanding Equity Awards at 2018 Fiscal Year End

        The following table sets forth information concerning outstanding equity awards for each of our NEOs at December 31, 2018:

							Stock Awards
	Option Awards
									Market Value of Shares of Restricted Stock That Have Not Yet Vested ($)(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Yet Vested (#)
Colin Shannon	166,036	(2)	—		11.73	12/20/2023	—		—
	298,456	(3)	—		11.73	12/20/2023	—		—
	26,000	(4)	104,000	(5)	75.81	8/29/2027	—		—
	—		90,000	(6)	102.44	8/16/2028	—		—
	—		—		—	—	30,000	(7)	2,758,800
Michael J. Bonello	20,736	(2)	—		11.73	12/20/2023	—		—
	12,636	(3)	—		11.73	12/20/2023	—		—
	4,000	(4)	16,000	(5)	75.81	8/29/2027	—		—
	—		80,000	(8)	81.61	4/26/2028	—		—
	—		—		—	—	18,000	(9)	1,655,280

(1)
Calculations are based on the closing price of our common stock on December 31, 2018, the last trading day of 2018 ($91.96), multiplied by the number of outstanding shares.

(2)
These time-based option awards were granted on December 20, 2013 to our NEOs and vested 20% per year on each anniversary of September 23, 2013.

(3)
These performance-vesting options were granted on December 20, 2013 to our NEOs. With respect to Mr. Shannon, 50% of such options vested on each of March 2, 2016 and November 16, 2016. With respect to Mr. Bonello, these options vested on November 16, 2016.

(4)
These options were granted on August 29, 2017 and vested 20% on the first anniversary of the date of grant.

(5)
Reflects unvested outstanding time-vesting options awards that were granted on August 29, 2017 to our NEOs that will vest 20% on the second anniversary of the date of grant and 30% on each of the third and fourth anniversary of the date of grant, subject to the holder continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions, which are described in the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" section below.

(6)
These options were granted on August 16, 2018 and will vest 25% on each anniversary of the date of grant, subject to Mr. Shannon continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions, which are described in the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" section below.

(7)
These shares of restricted stock were granted on August 16, 2018 and will cliff vest on the third anniversary of the grant date, subject to Mr. Shannon continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions, which are described in the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" section below.

(8)
These options were granted on April 26, 2018 and will vest 25% on each anniversary of the date of grant, subject to Mr. Bonello continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions, which are described in the "Potential Payments to

  Named Executive Officers Upon Termination of Employment or Change in Control" section below.

(9)
These shares of restricted stock were granted on April 26, 2018 and will vest two-thirds on the second anniversary of the grant date, with the remaining one-third vesting on the third anniversary of the grant date, subject to Mr. Bonello continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions, which are described in the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" section below.

Option Exercises and Stock Vested in 2018

        The following table sets forth information concerning option exercises by our NEOs during 2018:

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Colin Shannon	—	—
Michael J. Bonello	34,000	2,690,525
Linda Baddour	230,600	20,077,383
David W. Dockhorn	51,032	3,566,116

(1)
Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired at the time of exercise.

Pension Benefits

        We have no pension benefits for our NEOs.

Nonqualified Deferred Compensation for 2018

        We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our NEOs.

Potential Payments to Named Executive Officers Upon Termination of Employment
or Change in Control

        The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans and arrangements assuming a termination of their employment for reasons other than willful misconduct or a voluntary resignation on December 31, 2018.

        No information is shown for Ms. Baddour or Mr. Dockhorn on the following table because their departures from the Company were prior to the end of 2018. Neither Ms. Baddour nor Mr. Dockhorn was provided payments or other benefits when her/his service with the Company ended.

        The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of plan balances under our 401(k) savings plan. The Company has a policy that executive officers cannot carry over any accrued but unused vacation days. Therefore, the following table assumes no payment for a NEO's unused vacation days since, as of December 31, 2018, any of such NEO's accrued but unused vacation days would be forfeited. However, if a NEO's employment was to terminate mid-year, such NEO would be entitled to payment for his or her accrued but unused vacation days as of such date.

Name	Cash Severance Payment ($)(1)	Continuation of Group Health Plans ($)(2)	Value of Accelerated Vesting of Stock Options ($)(3)	Value of Accelerated Vesting of Restricted Stock ($)(4)	Total ($)
Colin Shannon
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	1,496,000	18,960	—	—	1,514,960
Termination for Death or Disability	—	—	419,900	2,758,800	3,178,700
Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control	2,992,000	37,919	—	2,758,800	5,788,719
Change in Control without Termination	—	—	—	—	—
Michael J. Bonello
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	525,000	27,034	—	1,655,280	2,207,314
Termination for Death or Disability	—	—	230,200	1,655,280	1,885,480
Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control	1,050,000	54,067	—	1,655,280	2,759,347
Change in Control without Termination	—	—	—	—	—

(1)
Cash severance payment for an involuntary termination without cause or a voluntary termination for good reason includes the following:

•
Mr. Shannon—the sum of his annual base salary ($950,000) plus his target bonus amount for the calendar year immediately preceding the date of the termination of employment ($546,000) payable over 12 months; and

•
Mr. Bonello—the sum of his annual base salary ($425,000) plus an amount equal to his annual bonus for the calendar year immediately preceding the date of the termination of employment ($100,000) payable over 12 months.

  Cash severance payment for an involuntary termination without cause or a voluntary termination for good reason following a change in control includes the following:

  •
  Mr. Shannon—two times the sum of his annual base salary ($950,000) plus his target bonus amount for the calendar year immediately preceding the date of the termination of employment ($546,000) payable in a lump-sum cash payment; and

  •
  Mr. Bonello—two times the sum of his annual base salary ($425,000) plus an amount equal to his annual bonus for the calendar year immediately preceding the date of the termination of employment ($100,000) payable in a lump-sum cash payment.

(2)
Reflects the cost of providing the executive officer and his family with continued medical, dental, and other health benefit coverage as enrolled at the time of his termination for a period of (i) twelve months for an involuntary termination without cause or a voluntary termination for good reason, and (ii) 24 months for an involuntary termination without cause or a voluntary termination for good reason following a change in control.

(3)
Represents the value of the acceleration of certain unvested time-vesting options (as set forth below), valued as the difference between the closing price of Company shares on December 31, 2018 ($91.96) and the exercise price for each such option. This amount excludes the value of all options for which the exercise price was greater than the closing price of Company shares on December 31, 2018 ($91.96).

  With respect to the options granted to our NEOs on August 29, 2017, April 26, 2018 and August 16, 2018, as applicable, upon a termination for death or disability, the amount that would become vested and exercisable includes that portion of a NEO's unvested time-vesting options that would have become exercisable on the next anniversary of the date of grant, after the date of such termination, assuming such NEO had remained employed with the Company through such date.

(4)
Represents the value of the acceleration of unvested shares of restricted stock (as set forth below), based on the closing price of Company shares on December 31, 2018 ($91.96).

With respect to the shares of restricted stock granted to Mr. Bonello on April 26, 2018, upon (i) a termination for death or disability, (ii) a termination without "cause" (as defined in the Bonello Agreement), or (iii) a termination for "good reason" (as defined in the Bonello Agreement), the unvested shares of restricted stock fully vest on the date of termination.

With respect to the shares of restricted stock granted to Mr. Shannon on August 16, 2018, upon (i) a termination for death or disability, or (ii) a "qualifying termination" (as defined in the 2018 Plan) within 12 months following a "change in control" (as defined in the 2018 Plan), the unvested shares of restricted stock fully vest on the date of termination.

Severance Arrangements and Restrictive Covenants

  The Shannon Agreement

        Pursuant to the Shannon Agreement, in the event Mr. Shannon's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined below) and Mr. Shannon executes and does not revoke a general release of claims in favor of us, then Mr. Shannon will receive (i) a severance payment equal to the sum of his base salary plus his target bonus amount for the calendar year immediately preceding the date of the termination of employment, payable over 12 months, (ii) 12 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event Mr. Shannon's employment is terminated by us without cause or by Mr. Shannon for good reason on or prior to the expiration of the one-year period immediately following a "change in control" (as defined below), then Mr. Shannon will receive in lieu of the severance set forth in the preceding paragraph: (i) a severance payment equal to two times the sum of his base salary plus his target bonus amount for the calendar year immediately preceding the date of the termination of employment, payable in a lump-sum cash payment, (ii) 24 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        Under the Shannon Agreement, termination payments and benefits will be delivered to Mr. Shannon either in full or to such lesser extent as would result in no portion of such termination payments and benefits being subject to the excise tax imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of such termination payments and benefits to Mr. Shannon on an after-tax basis.

        In consideration for these benefits, Mr. Shannon is also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of his employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his employment with us and for 12 months following his termination date.

        For purposes of the Shannon Agreement, "cause" means the occurrence of the following: (i) a material breach of the Shannon Agreement by Mr. Shannon (where he fails to cure such breach within ten business days after being notified in writing by us of such breach); (ii) Mr. Shannon's failure (except where due to a physical or mental incapacity) to substantially perform his material duties which continues beyond ten days after a written demand for substantial performance is delivered to him; (iii) Mr. Shannon engaging in or causing an act of willful misconduct that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) Mr. Shannon's conviction of, or plea of guilty or nolo contendere to, a felony, or any crime involving moral turpitude not involving a traffic offense; and (v) Mr. Shannon's willful refusal to perform the specific lawful directives of our Board of Directors which are consistent with the scope of his duties and responsibilities under the Shannon Agreement; provided, however, that no action taken by Mr. Shannon in the reasonable, good faith belief that it was in the best interest of the Company shall be treated as a basis for termination of his employment for cause under clause (i) above, and no failure of Mr. Shannon or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his employment for cause under clause (ii) or (v) above.

        For purposes of the Shannon Agreement, "good reason" means: (i) any material breach of the Shannon Agreement by us (where we fail to cure such breach within ten business days after being notified in writing by Mr. Shannon of such breach); (ii) the material diminution, without Mr. Shannon's written consent, of his position, title, authority, duties or responsibilities as indicated in the Shannon Agreement, including the failure to be reelected to the Board, or the appointment of any other person, without Mr. Shannon's written consent, to perform any material part of such duties, including, without limitation, the failure of Mr. Shannon to have such duties and responsibilities with respect to the acquiring entity following a "change in control"; (iii) the involuntary material relocation of Mr. Shannon's then current principal place of business to a location more than 50 miles from his current principal place of business; and (iv) the failure by us to obtain the assumption in writing of our obligation to perform under the Shannon Agreement by any successor to all or substantially all of our assets. Mr. Shannon may terminate his employment for good reason by providing us with 30 days' written notice setting forth in reasonable specificity the event that constitutes good reason, within 90 days of the occurrence of such event. During such 30 days' notice period, we have the opportunity to cure the event that constitutes good reason, and if not cured within such period, Mr. Shannon's termination will be effective upon the expiration of such cure period.

        For purposes of the Shannon Agreement, "change in control" is defined under the 2018 Plan on the date of the change in control or as defined under the 2018 Plan on the effective date of the Shannon Agreement, whichever is more favorable to Mr. Shannon.

  The Bonello Agreement

        Pursuant to the Bonello Agreement, in the event Mr. Bonello's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined below) and Mr. Bonello executes and does not revoke a general release of claims in favor of us, then Mr. Bonello will receive (i) a severance payment equal to the sum of his base salary plus an amount equal to his annual bonus for the calendar year immediately preceding the date of the termination of employment, payable over 12 months, (ii) 12 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event Mr. Bonello's employment is terminated by us without cause or by Mr. Bonello for good reason on or prior to the expiration of the one-year period immediately following a "change in control" (as defined below), then Mr. Bonello will receive in lieu of the severance set forth in the preceding paragraph: (i) a severance payment equal to two times the sum of his base salary plus an amount equal to his annual bonus for the calendar year immediately preceding the date of the termination of employment, payable in a lump-sum cash payment, (ii) 24 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        Under the Bonello Agreement, termination payments and benefits will be delivered to Mr. Bonello either in full or to such lesser extent as would result in no portion of such termination payments and benefits being subject to the excise tax imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of such termination payments and benefits to Mr. Bonello on an after-tax basis.

        In consideration for these benefits, Mr. Bonello is also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of his employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his employment with us and for 12 months following his termination date.

        For purposes of the Bonello Agreement, "cause" means the occurrence of the following: (i) a material breach of the Bonello Agreement by Mr. Bonello (where he fails to cure such breach within ten business days after being notified in writing by us of such breach); (ii) Mr. Bonello's failure (except where due to a physical or mental incapacity) to substantially perform his material duties which continues beyond ten days after a written demand for substantial performance is delivered to him; (iii) Mr. Bonello engaging in or causing an act of willful misconduct that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) Mr. Bonello's conviction of, or plea of guilty or nolo contendere to, a felony, or any crime involving moral turpitude not involving a traffic offence; and (v) Mr. Bonello's willful refusal to perform the specific lawful directives of our Board of Directors which are consistent with the scope of his duties and responsibilities under the Bonello Agreement; provided, however, that no action taken by Mr. Bonello in the reasonable, good faith belief that it was in the best interest of the Company shall be treated as a basis for termination of his employment for cause under clause (i) above, and no failure of Mr. Bonello or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his employment for cause under clause (ii) or (v) above.

        For purposes of the Bonello Agreement, "good reason" means: (i) any material breach of the Bonello Agreement by us; (ii) the material diminution, without Mr. Bonello's written consent, of his position, authority, duties or responsibilities as indicated in the Bonello Agreement, or the appointment of any other person, without Mr. Bonello's written consent, to perform any material part of such duties, including, without limitation, the failure of Mr. Bonello to have such duties and responsibilities with respect to the acquiring entity following a "change in control"; and (iii) the failure by us to obtain the assumption in writing of our obligation to perform under the Bonello Agreement by any successor to all or substantially all of our assets. Mr. Bonello may terminate his employment for good reason by providing us with 30 days' written notice setting forth in reasonable specificity the event that constitutes good reason, within 90 days of the occurrence of such event. During such 30 days' notice period, we have the opportunity to cure the event that constitutes good reason, and if not cured within such period, Mr. Bonello's termination will be effective upon the expiration of such cure period.

        For purposes of the Bonello Agreement, "change in control" is defined under the 2014 Plan on the date of the change in control or as defined under the 2014 Plan on the effective date of the Bonello Agreement, whichever is more favorable to Mr. Bonello.

  The Baddour Agreement

        On September 30, 2018, Ms. Baddour voluntarily retired from the Company. As a result, Ms. Baddour was not entitled to any severance payments from the Company under the Baddour Agreement. However, Ms. Baddour is subject to certain restrictive covenants pursuant to the Baddour Agreement, including confidential information and non-disparagement covenants, each for the term of her employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of her employment and for 12 months following her termination date.

  The Dockhorn Agreement

        On March 30, 2018, Mr. Dockhorn voluntarily retired from the Company. As a result, Mr. Dockhorn was not entitled to any severance payments from the Company under the Dockhorn Agreement. However, Mr. Dockhorn is subject to certain restrictive covenants pursuant to the Dockhorn Agreement, including confidential information and non-disparagement covenants, each for the term of his employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his employment and for 12 months following his termination date.

Director Compensation

        In June 2018, the Board adopted a non-employee director compensation policy. The objectives of the policy are to attract and retain highly qualified directors and to compensate them in a manner that closely aligns their interests with those of our stockholders. Pursuant to our non-employee director compensation policy, each director who is not employed by us or affiliated with KKR is entitled to compensation as follows:

  •
  $60,000 in cash, paid quarterly in arrears for membership on our Board;

  •
  $35,000 in cash, paid quarterly in arrears for the chairperson of our Audit Committee;

  •
  $15,000 in cash, paid quarterly in arrears for membership on our Audit Committee (other than the chairperson);

  •
  $20,000 in cash, paid quarterly in arrears for the chairperson of our Compensation Committee;

  •
  $10,000 in cash, paid quarterly in arrears for membership on our Compensation Committee (other than the chairperson);

  •
  $15,000 in cash, paid quarterly in arrears for the chairperson of our Nominating Committee;

  •
  $7,500 in cash, paid quarterly in arrears for membership on our Nominating Committee (other than the chairperson); and

  •
  an annual equity award in the form of restricted stock valued at approximately $125,000 (prorated for any partial year of service in connection with an initial grant), which will vest on the first anniversary of the grant date. Within one year following a change in control, if a director's service on our Board is terminated without "cause," the restricted stock award will vest in full.

        In addition, we provide reimbursement to our non-employee directors for their reasonable expenses related to their services as a member of the Board of Directors and any committees thereof.

        The following table sets forth information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2018. Our CEO and the KKR-affiliated directors did not receive compensation for serving on the Board of Directors or its committees. For information concerning the compensation of our CEO during the fiscal year ended December 31, 2018, see the Summary Compensation Table of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeffrey T. Barber	95,000	125,000	220,000
Matthew P. Young	85,000	125,000	210,000
Linda S. Grais, M.D.	102,500	125,000	227,500
Alexander G. Dickinson	75,000	125,000	200,000
Max C. Lin	—	—	—
James C. Momtazee	—	—	—

(1)
Amounts represent the grant date fair value of these restricted stock awards in accordance with Topic 718 and are based on the closing market price of our common stock on the date of grant. As of December 31, 2018, Messrs. Barber and Young and Dr. Grais each held 1,966 unvested restricted stock awards and Dr. Dickinson held 1,852 unvested restricted stock awards, all subject to time-vesting criteria.

Compensation Committee Interlocks and Insider Participation

        During the 2018 fiscal year, the Compensation Committee consisted of Dr. Grais and Messrs. Momtazee and Young, none of whom were an officer or employee of the Company during the fiscal year and none of whom were formerly an officer of the Company. Mr. Momtazee is an affiliate of KKR. During 2018, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board. We are parties to certain transactions with KKR described in the "Transactions with Related Persons" section of this proxy statement.

PAY RATIO DISCLOSURE

        Pursuant to Item 402(u) of Regulation S-K promulgated by the SEC and Section 953(b) of the Dodd—Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO).

        The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $7,870,225, as reported in the Summary Compensation Table of this Proxy Statement. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our median employee (excluding our CEO) was $63,345. The ratio of our CEO's annual total compensation to our median employee's total compensation for fiscal year 2018 is 124 to 1. To identify, and to determine the annual total compensation of, the median employee, we used the methodology set forth below.

        Our diverse employee population includes employees located in the United States, Europe, Canada, Africa, Latin America and Asia Pacific, some of whom are represented by workers councils and labor unions, and varies in areas such as experience, education and specialized training. For purposes of this pay ratio analysis, we selected the median employee based on the approximately 15,000 individuals who were employed by the Company and our consolidated subsidiaries (whether as full-time, part-time, temporary or seasonal workers) as of October 31, 2018. For full-time and part-time employees that were hired in 2018 but did not work the full year, we annualized their compensation, but did not make any full-time equivalent adjustments.

        In identifying our median employee, we calculated and annualized the gross year-to-date payroll earnings of each such employee as of October 31, 2018, using such measure as our consistently applied compensation measure. Gross payroll earnings consist of all compensation elements appearing in payroll records for each individual, including base salary, bonuses and other cash components. We converted gross payroll earnings for non-U.S. employees to U.S. dollars using applicable foreign exchange rates as of October 31, 2018 and did not make any cost-of-living adjustments for non-U.S. employees.

        The ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) based on our payroll and employment records and the methodology described herein. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

 OWNERSHIP OF SECURITIES

        The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 10, 2019 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        As of April 10, 2019, there were 65,661,062 shares of our common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Investment funds affiliated with KKR(1)	6,695,984		10.2%
BlackRock, Inc.(2)	6,158,867		9.5%
The Vanguard Group(3)	6,112,437		9.4%
Capital Research Global Investors(4)	3,749,244		5.7%
Named Executive Officers
Colin Shannon	520,492	(5)	*
Michael J. Bonello	75,372	(6)	*
Linda Baddour	—		—
David Dockhorn	—		—
Directors
James C. Momtazee(7)	—		—
Max C. Lin(7)	—		—
Jeffrey T. Barber	11,719	(8)	*
Matthew P. Young	4,117	(9)	*
Linda S. Grais, M.D.	6,673	(10)	*
Alexander G. Dickinson	2,397	(11)	*
All executive officers and directors as a group (8 persons)	620,770	(12)	*

*
Less than 1%

(1)
Amounts beneficially owned reflect 6,695,984 shares directly owned by KKR PRA Investors L.P. KKR PRA Investors GP II LLC is the sole general partner of KKR PRA Investors L.P. KKR PRA Investors GP LLC is the sole member of KKR PRA Investors GP II LLC. KKR North America Fund XI L.P. is the sole member of KKR PRA Investors GP LLC. KKR Associates North America XI L.P. is the general partner of KKR North America Fund XI L.P. KKR North America XI Limited is the general partner of KKR Associates North America XI L.P. KKR Fund Holdings L.P. is the sole shareholder of KKR North America XI Limited. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P. KKR Group Limited is the general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the general partner of KKR & Co. L.P. Messrs. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC and may be deemed to share voting and dispositive power with respect to the shares directly owned or beneficially owned by KKR PRA Investors L.P. Each of KKR PRA Investors GP II LLC, KKR PRA Investors GP LLC, KKR North America Fund XI L.P., KKR Associates North America XI L.P., KKR North America XI Limited, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts may be deemed to be the beneficial owner of the securities held by KKR PRA Investors L.P., but each disclaims beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this and the paragraph above, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY, 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. As of April 10, 2019, KKR PRA Investors L.P. has pledged, hypothecated or granted security interests in all of its shares of our common stock pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(2)
The information concerning BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on February 6, 2019. As of December 31, 2018, BlackRock, Inc. is deemed to have (a) sole voting power with respect to 5,903,117 shares and (b) sole dispositive power with respect to 6,158,867 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
The information concerning The Vanguard Group is based on a Schedule 13G/A filed with the SEC on February 12, 2019. As of December 31, 2018, The Vanguard Group is deemed to have (a) sole voting power with respect to 32,005 shares, (b) shared voting power with respect to 9,325 shares, (c) sole dispositive power with respect to 6,076,867 shares and (d) shared dispositive power with respect to 35,570 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
The information concerning Capital Research Global Investors is based on a Schedule 13G/A filed with the SEC on February 14, 2019. As of December 31, 2018, Capital Research Global Investors is deemed to have sole voting and dispositive power with respect to 3,749,244 shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(5)
Includes 490,492 options currently exercisable or exercisable within 60 days of April 10, 2019.

(6)
Includes 57,372 options currently exercisable or exercisable within 60 days of April 10, 2019.

(7)
Messrs. Momtazee and Lin are executives of KKR. Each of Messrs. Momtazee and Lin disclaims beneficial ownership of shares beneficially owned by KKR PRA Investors L.P. or its affiliates.

(8)
Represents 1,966 unvested restricted stock awards and 9,753 vested shares. 1,307 of the awards will vest on June 21, 2019 and 659 of the awards will vest on July 12, 2019. Within one year following a change in control, if Mr. Barber's service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(9)
Represents 1,966 unvested restricted stock awards and 2,151 vested shares. 1,307 of the awards will vest on June 21, 2019 and 659 of the awards will vest on July 12, 2019. Within one year following a change in control, if Mr. Young's service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(10)
Represents 1,966 unvested restricted stock awards and 4,707 vested shares. 1,307 of the awards will vest on June 21, 2019 and 659 of the awards will vest on July 12, 2019. Within one year following a change in control, if Dr. Grais' service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(11)
Represents 1,852 unvested restricted stock awards and 545 vested shares. 1,307 of the awards will vest on June 21, 2019 and 545 of the awards will vest on August 10, 2019. Within one year following a change in control, if Dr. Dickinson's service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(12)
Includes shares that are owned or may be deemed to be owned by current directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors, a company's chief accounting officer and persons who beneficially own more than 10% of a company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such reports and written representations from our executive officers, directors and KKR, we believe that our executive officers, directors and KKR complied with all Section 16(a) filing requirements during 2018.

 TRANSACTIONS WITH RELATED PERSONS

        Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on NASDAQ. Under the policy:

  •
  any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of disinterested members of the Board of Directors or any Committee of the Board; provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested (the "Approving Body"); and

  •
  any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  management must disclose to the Approving Body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  management must advise the Approving Body as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

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  management must advise the Approving Body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act, the Exchange Act and related rules; and

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  management must advise the Approving Body as to whether the related person transaction constitutes a "personal loan" for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

        In addition, the related person transaction policy provides that the Approving Body, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code of Conduct.

Arrangements with our Executive Officers

        In connection with our acquisition by KKR (the "KKR Transaction"), we entered into letter agreements with certain members of our management, including each of our executive officers, pursuant to which such members agreed to invest in our stock, generally through the rolling over of a portion of their then current issuer stock options, and/or through the purchase of our shares with cash. Our Board also granted options to purchase shares of our common stock to certain members of management and key employees, including to our executive officers, in December 2013. In connection with their rollover of existing options and the grants of new options described above, the participating members of our management, including our executive officers, were required to enter into a management stockholder's agreement and a sale participation agreement, as well as an option rollover agreement and/or stock option agreement, as applicable.

        Below are brief summaries of the principal terms of the management stockholder's agreement and the sale participation agreement.

Management Stockholder's Agreement

        The management stockholder's agreement imposed significant restrictions on transfers of shares of our common stock. Generally, shares were nontransferable by any means at any time prior to the earlier of a "Change in Control" (as defined in the management stockholder's agreement) or the fifth anniversary of the closing date of the KKR Transaction (September 23, 2018), except (i) sales pursuant to an effective registration statement under the Securities Act filed by the Company in accordance with the management stockholder's agreement, (ii) a sale pursuant to the sale participation agreement (described below), (iii) a sale to certain "Permitted Transferees" (as defined in the management stockholder's agreement) or (iv) as otherwise permitted by KKR PRA Investors L.P.

        On August 9, 2018, in connection with a secondary offering of shares of our common stock by KKR PRA Investors L.P. and a waiver of piggyback registration rights by management stockholders, the Compensation Committee waived the restrictions on transfer contained in the management stockholder's agreement with respect to all of the shares held by each management stockholder as of August 9, 2018 (including any shares that the management stockholder was or would have be entitled to acquire under unexercised options granted by the Company, regardless of whether such options were exercisable on such date or vest and become exercisable after such date).

        In the event that our common stock is sold pursuant to any other registration statement filed after the completion of our IPO (excluding registration statements on Form S-4 and Form S-8), the management stockholder's agreement prohibits management stockholders from selling shares not included in such registration statement from the time of notice until 90 days following the date of the related prospectus. The management stockholder's agreement also provides for the management stockholder's ability to cause us to repurchase their outstanding stock and options in the event of the management stockholder's death or disability, and for our ability to cause the management stockholder to sell their stock or options back to the Company upon certain termination events.

        Additionally, following our IPO, management stockholders have limited "piggyback" registration rights with respect to their shares of common stock. The maximum number of shares of common stock that a management stockholder may register is generally proportionate with the percentage of common stock being sold by KKR PRA Investors L.P. (relative to their holdings thereof).

Sale Participation Agreement

        The sale participation agreement grants management stockholders the right to participate in any private direct or indirect sale of shares of common stock by KKR PRA Investors L.P., and requires all management stockholders to participate in any such private sale if so elected by KKR PRA Investors L.P. in the event that it is proposing to sell stock in a transaction that would constitute a "Change in Control" (as defined in the management stockholder's agreement) (such right being referred to herein as the "Drag-Along Right"). The number of shares of common stock that would be required to be sold by a management stockholder pursuant to the exercise of the Drag-Along Right will be the sum of the number of shares of common stock then owned by the management stockholder and his or her affiliates plus all shares of common stock the management stockholder is entitled to acquire under any unexercised options (to the extent such options are exercisable or would become exercisable as a result of the consummation of the proposed sale), multiplied by a fraction (i) the numerator of which shall be the aggregate number of shares of common stock proposed to be transferred by KKR PRA Investors L.P. in the proposed sale and (ii) the denominator of which shall be the total number of shares of common stock owned by KKR PRA Investors L.P. Management stockholders will bear their pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any sale under the sale participation agreement.

Arrangements with KKR

Stockholders Agreement

        In connection with our IPO, we entered into a stockholders agreement with certain affiliates of KKR. This agreement grants affiliates of KKR the right to nominate to our Board of Directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) at least 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 20% but less 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that affiliates of KKR are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our Board of Directors (e.g., one and one quarter (1 1/4) directors shall equate to two directors). In addition, in the event a vacancy on the Board of Directors is created by the death, disability, retirement or resignation of a KKR director designee, affiliates of KKR shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new KKR director-designee.

Registration Rights Agreement

        KKR PRA Investors L.P. and its general partner entered into a registration rights agreement with us in connection with the KKR Transaction. Pursuant to this agreement, KKR PRA Investors L.P. can cause us to register shares of our common stock held by it under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares. KKR PRA Investors L.P. is also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify KKR PRA Investors L.P. and members of management participating in any offering against certain liabilities which may arise under the Securities Act.

Certain Family Relationships

        Douglas Dockhorn, an employee of ours since August 2014, is the brother of David W. Dockhorn, our former Executive Vice President and Corporate Compliance Officer, who retired effective March 30, 2018. Our employment agreement with Douglas Dockhorn provides for an annual base salary and an annual MIP target bonus of $50,000. Douglas Dockhorn's base salary is subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate. Effective July 1, 2018, Doug Dockhorn's base salary of $260,000 was increased to $267,800. The actual amount of the MIP bonus is adjusted based upon our corporate financial performance and individual performance. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Bonuses" for more information on our MIP. We believe that the compensation for Douglas Dockhorn is comparable to the compensations paid by other companies in our industry for similar positions. Douglas Dockhorn also participates in employee benefit plans generally available to our employees.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

        If any stockholder wishes to propose a matter for consideration at our 2020 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, PRA Health Sciences, Inc., 4130 Parklake Avenue, Suite 400, Raleigh, North Carolina 27612. To be eligible under the SEC's stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2020 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 20, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

        In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2020, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder's notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2020, such a proposal must be received on or after February 4, 2020, but not later than March 5, 2020. In the event that the date of the Annual Meeting of Stockholders to be held in 2020 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year's Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2020 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2020 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2020 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Corporate Secretary, 4130 Parklake Avenue, Suite 400, Raleigh, North Carolina 27612.

OTHER BUSINESS

        The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Michael J. Bonello Corporate Secretary

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.prahs.com) and click on "Financial Information" under the "Investor Relations" heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

    Corporate Secretary
    PRA Health Sciences, Inc.
    4130 Parklake Avenue, Suite 400
    Raleigh, North Carolina 27612

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PRA Health Sciences, Inc. 4130 ParkLake Avenue ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Suite 400 Raleigh, North Carolina 27612 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Jeffrey T. Barber 02 Linda S. Grais, M.D. The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2019. 3. Approval, in a non-binding advisory vote, of the compensation paid to the Company's named executive officers. For 0 0 Against 0 0 Abstain 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000410861_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com PRA HEALTH SCIENCES, INC. Annual Meeting of Stockholders June 3, 2019 9:00 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints Colin Shannon and Michael J. Bonello, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRA HEALTH SCIENCES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 3, 2019, at PRA Health Sciences, Inc. 4131 ParkLake Avenue, 6th Floor, Raleigh, North Carolina 27612, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000410861_2 R1.0.1.18